SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 31, 2006

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 4 pages

Item 8.01.  OTHER EVENTS.

Press Release

      The following is the text of the press release dated March 31, 2006 reporting Transtech Industries, Inc.'s results of operations for the year ended December 31, 2005.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
              FOR THE YEAR ENDED DECEMBER 31, 2005

     PISCATAWAY, N.J., March 31, 2006 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the year ended December 31, 2005. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

     Gross revenues of the environmental services segment for the year ended December 31, 2005 were $870,000 versus $962,000 for 2004. Revenues for the electricity generation segment for 2005 were $451,000 compared to $359,000 for 2004. The environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues.

     The cost of operations for the years ended December 31, 2005 and 2004 were $2,034,000 and $2,165,000, respectively.

     Other income for the year ended December 31, 2005 was $4,681,000 and includes $4,514,000 of income from settlements of insurance claims. Other income for 2004 was $2,721,000 and includes a $2,332,000 gain from a reduction in federal income taxes and interest payable realized as a result of the IRS acceptance of the Company's Offer in Compromise.

     Income tax expense for the year ended December 31, 2005 was $1,126,000 compared to a benefit of $418,000 recognized in 2004.

     Net income for the year ended December 31, 2005 was $1,972,000 or $.66 per share versus $1,333,000 or $.45 per share for 2004.

     The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and litigation expenses on matters related to past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

     During March 2006, the Company one of 158 parties named as a potentially responsible party in a notice from the U.S. EPA regarding an area located in Bergen County, N.J. known as the Berry's Creek Area. The Company had previously been named to administrative orders regarding the remediation of the SCP Superfund Site which is located in the vicinity of Berry's Creek. The extent of the Company's involvement with the Berry's Creek Area, if any, has yet to be determined.

     As previously announced, during 2005 the Company received payments totaling approximately $4.5 million from the estates of insolvent excess insurance carriers. The insolvent excess insurers were among the defendant excess insurers named in the suit brought by the Company in 1995 which sought reimbursement of past remediation costs. A settlement was reached with the majority of the defendant carriers in 2001. The Company has now reached settlement with carriers that represent approximately 97% of the value assigned to the policies subject to the suit.

     Also previously reported, on October 18, 2005 the U.S. District Court for the District of New Jersey accepted a consent decree that the Company had executed on December 30, 2004, which resolved the claims brought against the Company and others by EPA, the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund regarding the Kin-Buc Landfill.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

     Presented below are the consolidated balance sheet and comparative consolidated statements of operations for the year ended December 31, 2005.

                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             As of December 31, 2005
                                   (In $000's)

                                     Assets
Cash and cash equivalents                             $ 2,071
Marketable securities                                   4,445
Accounts receivable, net of reserves                       57
Refundable income taxes                                   436
Other current assets                                    1,067
 Total current assets                                   8,076
Other assets                                            8,461
   Total assets                                       $16,537

                      Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,619
Income taxes payable                                    1,151
Accrued closure costs                                   8,758
Other liabilities                                          34
Stockholders' equity                                    3,975
   Total Liabilities and Stockholders' Equity         $16,537

CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                             For the Year
                                           Ended December 31,
                                         2005             2004
Gross Revenues                        $ 1,321          $ 1,321
Less: Inter-company                      (870)            (962)
Net Revenues                              451              359
Cost of operations                     (2,034)          (2,165)
Other income (expense)                  4,681(a)         2,721(b)
Income (taxes) credit                  (1,126)             418
Net income (loss)                     $ 1,972          $ 1,333

Income (loss) per common share:
  Net income (loss)                     $ .66            $ .45
Number of shares used in
  calculation                       2,979,190        2,979,190

(a) Amount for 2005 includes income of $4,514,000 of proceeds from the settlement of insurance claims.
(b) Amount for 2004 includes income of $2,332,000 resulting from a reduction of accrued federal income taxes and related interest.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  April 3, 2006